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                               ADVISORY AGREEMENT


This Agreement is made and entered into this sixth day of February, by and between: High Speed Net Solutions, represented by Mike Cimino whose principal address is 4542 S. Peninsula Drive, Ponce Inlet, FL 32127 (hereinafter referred to as the "Company") and R J. Seifert Enterprises and or assigns, represented by Richard Seifert, whose principal address is 7611 Woodlawn Avenue, Elkins Park, PA 19027 (hereinafter referred to as the "Advisor");

                              W I T N E S S E T H:

         Whereas, Advisor is in the business of securing and/or finding entities which possess the ability to fund venture capital projects, introduce potential marketing channels and sources of revenues, Joint Ventures, Strategic alliances or acquirers and;

         Whereas, Advisor desires to introduce the Company to eligible entities with the ability to provide funding for, sources of revenue, Joint Ventures, and Strategic alliances to the Company, and;

         Whereas, the Company hereby engages Advisor and its affiliates, giving them Authorization to advise and assist the Company in obtaining funding and additional revenue sources, and;

         Advisor will offer any investment opportunity only to accredited/exempt investors.

         Therefore, in consideration of the premises and the respective mutual covenants, agreements, representations and warranties hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1.01  DEFINITIONS

         Funding: For the purpose of this Agreement, all references to funding will represent sources as follows: cash moneys, loans, letters of credit, debt, convertible debt, equity capital, debt or equity investments by joint venture partners, strategic alliances or acquirers, wired money transfers and all like transactions, any sources of revenue to the Company, including product or service sales, licensing fees, royalties, etc. originated, initiated and closed by advisor's primary efforts.

SECTION 2.01  THE COMPANY'S COMMITMENT

         The Company agrees that any funding it receives during the term of this Agreement shall require a payment of success fee to Advisor as follows:

         a) The Company agrees that any funding/sources of revenue received from any entity directly or indirectly controlled by any agency introduced to the Company

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                  by Advisor for as long as such funding/source of revenue shall last, excepting Milton Barbarosh of Stenton Leigh, Rick Mark and any other advisor under contract with the company, shall earn a success fee for Advisor as outlined in this agreement. It is understood that an investor who was an initial investor and invests again in the Company within two years will precipitate an additional Advisor's fee.

         b) The Company recognizes that the personal and business contacts introduced to the Company by Advisor are proprietary to Advisor.

         c) The Company will be responsible for all expenses in connection with its fundraising efforts, including legal fees, copying, mailing, conference arrangements, etc. Any expenses incurred by Advisor that are to be reimbursed must be approved by the Company in advance such as travel expenses reasonably related to the advisor's dissemination of information about the Company.

SECTION 2.02  THE ADVISOR'S COMMITMENT

         a) The Advisor agrees to make reasonable and "best efforts" to advise and assist the Company to obtain the funding sought.

         b) The Advisor agrees to supply a report at the conclusion of the term of this Agreement that contains a list of the potential entities to whom this opportunity has been introduced directly or indirectly. Only entities on the report will entitle the Advisor to a fee after the term of this Agreement.

SECTION 3.01  TERM

         The term of this agreement is one year and will be renewed for successive one-year terms unless canceled in writing by either party on thirty days written notice prior to the end of any term. The Company may terminate this agreement on thirty (30) days' notice for any reason; however, advisor shall remain entitled to any success fees earned during the term hereof. Additionally advisor shall have right to success fee for funding sources, as defined in section 1.01, Definitions of funding, that are introduced prior to termination but closed within six months after termination.

SECTION 4.01  SUCCESS FEE

         Subject to the terms of this Agreement, the Company hereby expressly agrees to pay the Advisor a success fee for its services as follows:

         a) For equity capital raised, or any non-debt source of funding or revenue secured by the Company during the term of this Agreement resulting from any source,

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                  contact, or introduction by Advisor, a success fee in cash equal to 10% of the gross dollar amount of any equity funding or sources of revenue, or its equivalent.

         b) For debt funding raised by the Company during the term of this Agreement resulting from any, course, contact, or introduction by Advisor, a success fee, in cash equal to the amount of 5% of the gross dollar amount of the debt funding received.

SECTION 5.01  THE COMPANY'S OBLIGATION TO PAY

         The Company hereby expressly agrees to pay the Advisor the success fees owed as follows:

         a) In the case of cash success fees, the Company will remit fees to Advisor within five business days of receipt of cleared funds in the Company's account.

         b) If there is a failure to make any payment to Advisor at the time required, the delinquent sum(s) shall bear interest at the rate of 15% per year, or the maximum non-usurious interest rate for loans permitted by the Pennsylvania law, whichever is the lower of the two rates.

SECTION 6.01  BOARD APPROVAL

         This Agreement must be approved by the Company's Board of Directors.

SECTION 7.01  BINDING COVENANT

         Mike Cimino's signature to this agreement represents and warrants that this Agreement will be binding and enforceable against the corporation.

SECTION 8.01  NONCOMPETE - NON-DISCLOSURE

The attached Non-Compete, Non-Disclosure Agreement is an integral part of this Agreement.

SECTION 9.01  MISCELLANEOUS TERMS

         a) No Personal Liability. It is agreed that there will be no personal liability for any individual, Director or Officer of the companies involved in this Agreement.

         b) Waiver. No waiver by a party of any provision of this Agreement shall be considered a waiver of any other provision or subsequent breach of the same or any other provision. The exercise by a party of any remedy provided in this Agreement or at law shall not prevent the exercise by that party of any other remedy provided in this Agreement or at law.

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         c)       Severability. If any condition or covenant herein is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect the other covenants and conditions contained herein.

         d) Notice. All written notices, demands, or requests of any kind must be served by registered or certified mail, with postage prepaid and return receipt requested, or by personal service or facsimile, provided that acknowledgment of receipt is made. Notices shall be delivered to the parties at the addresses specified at the beginning of this Agreement, or at such others as may be from time to time specified.

         e) Entire Agreement. This Agreement, including any Exhibits or Schedules attached hereto, contains all of the representations, warranties, and the entire understanding and agreement between the parties.

         f) Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania. The exclusive venue for any lawsuit of arbitration under this Agreement shall be the County of Montgomery, Pennsylvania.

         g)       Time.  Time is of the essence in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have this Agreement as of the date and year first above written.



Date:        02/08/99                      By:  /s/ Richard Seifert
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                                            R. J. SEIFERT ENTERPRISES


Date:         2/9/99                        By: /s/ Michael M. Cimino
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                                            President High Speed Net Solutions

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